Exhibit 16                                                            Exhibit 16
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                                Marcum & Kleigman
                               New York, New York









September 12, 1999



The Securities and Exchange Commission
Washington, D.C. 20549

To whom it may concern:

We have reviewed the filing of Voicenet, Inc. on Form 8-K dated September 12, 1999. We agree with the disclosures made by the Registrant included in Item 4a of the filing.

Very truly yours,

 /s/ David Bukzin